PRE-PURCHASE APPROVAL FORM
PURCHASE OF SECURITIES UNDERWRITTEN BY AN AFFILIATE
Used for compliance with Rule 10f-3 and/or Rule 23B

1. Account/Fund Name:DREYFUS INTERMEDIATE MUNICIPAL BOND
2. Anticipated Purchase Date OCTOBER 18, 2007
3. Total Net Assets of Account/Fund: $716,983,800
4. Type and Description of Security to be Purchased: CALIFORNIA STATE GENERAL OBLIGATION
5. Credit Rating of Security (Rating/Rating Agency): MOODY'S A1 S&P A1 FITCH A+
6. Name of Underwriting Syndicate Dealer Effecting Transaction: GOLDMAN SACHS
7. Name of Affiliated Underwriter in Underwriting Syndicate: PERSHING
8. Issue Size: $2,510,100,000.00
9. CUSIP: 13063AHU1
10. Amount Purchased by Account/Fund: $3,000,000
10. Percentage of Principal Amount of Offering Purchased by Account/Fund: .0012
11. Amount Purchased as a Percentage of Account/Fund Assets: .41%
12. Purchase Price of Securities (if at par, so state): 104.723
13. Commission/Spread Received by Principal Underwriters: .50
14. Yield (as applicable): 4.41%
15. Average Yield of Security Purchased by Non-affiliated Entities on Date of Purchase 4.41%
16. The Affiliated Purchase Should be Reported to the BOD of which Entities: Mellon Bank, N.A._______; MTONE_______;
    Mellon Private Trust Co. N. A. __________;Other (Describe) DREYFUS BOARD;

Mutual Fund Purchases Only:
1. Was Price paid for all block purchases the same for all participants? (Must be Yes): **Yes**
2. Was Security Purchased on Offer Date? (Must be Yes): Yes
3. Was Issuer in continuous operation for at least 3 years? (Must be Yes): **Yes**
4. Was the Offering Part of firm commitment by Underwriter? (Must be Yes): **Yes**
5. Did affiliated Underwriter benefit directly from the Purchase? (Must be No): **No**
6. Was the Commission or Spread paid reasonable as compared to Transactions with non-affiliated Parties? (Must be Yes): Y

REPRESENTATIONS (Check box to make specific affirmation of all points listed below OR Trade Can Not Be Made) X

This transaction complies with all applicable provisions of the *Policy For Fiduciary Account Purchases Of Securities Underw By An Affiliate*?

- **This purchase will not be designated as a "group sale" or otherwise allocated to the affiliated underwriter's accoun purchase of these securities will not benefit a direct or indirect affiliate entity of Mellon.**
- The decision to enter into this transaction is based solely on the best interests of the account/fund and not upon the interests Mellon affiliate or any other party, including, without limitation, another party to the transaction.
- The securities will be purchased prior to the end of the first day on which any sales are made, at a price that will not be more price paid by each other purchaser of the securities in that offering or any concurrent offering of the securities. If the securitie offered for subscription upon exercise of rights, the securities will be purchased on or before the fourth day preceding the day which the rights offering terminated.
- The underwriting Affiliate indicates that its share of **equity securities does not exceed 5% of the entire offering.**
- The adviser has determined that the securities purchased are in accordance with Rule 10f-3 policies and procedures in which the applicable fund is permitted to invest in its prospectus. **Rule 10f-3 permits only a 25% of purchase issue of a fixed income asset portfolio.**
- **Note: If transaction pertains to an account governed by ERISA, Exhibit E, ERISA checklist per DOL PTE 75-1 must be completed and submitted as required. Please check box ☐ if Exhibit E is required—if so, please complete and submit.**

LOB Asset Management Unit (Print) **Dreyfus Investment Management**

AND

LOB Portfolio Manager Name (Print) MONICA S. WIEBOLDT Signature [signature] Date 10/18/07

AND

LOB CIO/Designate Name (Print) A. PAUL DISDIER Signature [signature] Date 10/22/07

AND

Chief Compliance Officer Name (Print) JOSEPH W. CONNOLLY Signature [signature] Date 10/22/07

To: Nicholas M. Rotunno Phone 412-234-5514 - Fiduciary Risk Management (151-0947)
Fund Chief Compliance Officer (For Affiliated Mutual Fund Purchases Only)

Sub-Item 77O Rule 10f-3 Transactions
DREYFUS INTERMEDIATE MUNICIPAL BOND FUND

On October 18, 2007, Dreyfus Intermediate Municipal Bond Fund (the "Fund") purchased $3,000,000.00 of California State General Obligation – Rated: Moody’s A1 S&P A1 Fitch A+ CUSIP# 13063AHU1 (the “Bonds”). The Bonds were purchased from Goldman Sachs, the underwriting syndicate offering the Bonds. Pershing, an affiliate of the Fund, was a member of the syndicate but received no benefit in connection with the transaction. No other member received any economic benefit. The following is a list of the syndicate's primary members:

Goldman, Sachs & Co.
Lehman Brothers
RBC Capital Markets
Ramirez & Co., Inc.
Banc of America Securities LLC
Bear, Stearns & Co. Inc.
Brandis Tallman LLC
Citigroup Global Markets Inc.
City National Securities, Inc.
E.J. De La Rosa & Co., Inc.
Fidelity Capital Markets Services
First Southwest Company
J.P. Morgan Securities Inc.
Lam Securities Investments
Merrill Lynch & Co.
Morgan Stanley & Co. Incorporated
Nollenberger Capital Partners Inc.
Pershing L.L.C., Principal Trading
Popular Securities, Inc.
Raymond James & Associates
Robert Van Securities
Roberts & Ryan Investments Inc.
Siebert Branford Shank & Co.
Stone & Youngberg LLC
Sutter Securities Incorporated
UBS Securities LLC
Wedbush Morgan Securities
Wells Fargo Brokerage Services LLC
Westhoff, Cone & Holmstedt

DIMBF

PROPOSED RESOLUTION

RESOLVED, that the transaction engaged in by the Fund, pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended, hereby is determined to have been effected in compliance with the Procedures adopted by the Board with respect to such transaction.